Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the reference to our firm under the captions “Experts”, “Selected Historical Consolidated Financial Data”, and in the second paragraph under the caption “Summary Historical and Pro Forma Financial Information” and to the use of our report dated April 11, 2006, in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Chart Industries, Inc. for the registration of its common stock.
/s/  Ernst & Young LLP
Cleveland, Ohio
June 14, 2006